Exhibit 99.3

CDM RESOURCE MANAGEMENT PREDECESSOR
Unaudited Condensed Interim Financial Statements

Balance Sheets

	December 31,	September 30,
	2006	2007
		(Unaudited)
	(In thousands)

ASSETS

Cash	$1,514	$1,444
Trade accounts receivable, net	10,815	11,065
Other accounts receivable	4,175	1,500
Unbilled revenue	1,502	1,170
Prepaid expenses	752	1,279
Advances to affiliate	7,532	—
Inventory	2,570	2,740

Total current assets	28,860	19,198

Other receivables — long-term	3,333	4,492
Property and equipment, net	223,922	326,833
Assets under capital leases, net	17,099	16,585
Goodwill	2,138	2,138
Other assets, net	427	2,822

Total other assets	246,919	352,870

Total assets	$275,779	$372,068

LIABILITIES AND PARTNERS’ EQUITY

Trade accounts payable	$10,303	$18,325
Other accounts payable	520	88
Accrued liabilities	2,367	4,908
Deferred revenue	3,975	6,508
Current portion of obligations under capital leases	1,686	1,740

Total current liabilities	18,851	31,569

Long-term debt:
Long-term debt, net of current portion	172,717	252,988
Obligations under capital leases, net of current portion	12,431	11,259

Total long-term debt	185,148	264,247

Total liabilities	203,999	295,816

Partners’ equity:
Partners’ equity	74,780	79,252
Less: note receivable from related party	(3,000)	(3,000)
Commitments and contingencies

Total partners’ equity	71,780	76,252

Total liabilities and partners’ equity	$275,779	$372,068

See accompanying notes to the unaudited condensed interim financial statements.

CDM RESOURCE MANAGEMENT PREDECESSOR
Unaudited Condensed Interim Financial Statements

Statements of Operations

	Nine Months Ended September 30,
	2006	2007
	(In thousands)

Revenues:
Operating revenue	$43,356	$65,381
Reimbursed installation services revenue	3,528	4,498

Total revenues	46,884	69,879

Costs and expenses:
Cost of operations	19,454	30,015
Reimbursed installation services expense	3,528	4,498
General and administrative expense	5,437	8,848
Depreciation expense	5,560	8,417
Gain on sale of assets	(64)	(49)

Total costs and expenses	33,915	51,729

Operating income	12,969	18,150

Other income (expense):
Interest expense, net of capitalized interest	(7,223)	(13,458)
Interest income	62	163

Total other income (expense)	(7,161)	(13,295)

Income before income tax expense	5,808	4,855
Income tax expense	—	270

Net income	$5,808	$4,585

See accompanying notes to the unaudited condensed interim financial statements.

CDM RESOURCE MANAGEMENT PREDECESSOR
Unaudited Condensed Interim Financial Statements

Statements of Cash Flows

	Nine Months Ended September 30,
	2006	2007
	(In thousands)

Cash flows from operating activities:
Net income	$5,808	$4,585
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	5,560	8,417
Amortization of deferred loan cost	98	200
Bad debt expense	45	90
Gain on sale of assets	(64)	(49)
Changes in operating assets and liabilities:
Increase in trade receivables	(5,696)	(1,499)
(Increase) decrease in other receivables	(1,333)	2,675
(Increase) decrease in unbilled revenue	(98)	332
Increase in prepaid expenses	(424)	(527)
Increase in inventory	(1,233)	(170)
(Increase) decrease in other assets	27	(3)
Increase in accounts payable	2,076	959
Increase (decrease) in other accounts payable	3,718	(432)
Increase in accrued liabilities	776	2,428
Increase in deferred revenue	1,373	2,533

Net cash provided by operating activities	10,633	19,539

Cash flows from investing activities:
Proceeds from sale of equipment	949	873
(Increase) decrease in advances to affiliate	(2,524)	7,532
Additions to property and equipment	(81,057)	(104,575)

Net cash used in investing activities	(82,632)	(96,170)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	72,726	92,271
Principal payments on long-term debt	—	(12,000)
Debt issuance costs	(250)	(300)
Principal payments on obligations under capital leases	(1,050)	(1,118)
Deferred offering costs	—	(2,292)
Transaction costs	(150)	—

Net cash provided by financing activities	71,276	76,561

Net decrease in cash	(723)	(70)
Cash, beginning of period	817	1,514

Cash, end of period	$94	$1,444

Supplemental disclosures of cash flow information:
Cash paid for interest	$723	$657
Non-cash interest added to credit facility	5,853	13,198

See accompanying notes to the unaudited condensed interim financial statements.

CDM RESOURCE MANAGEMENT PREDECESSOR

Notes to Unaudited Condensed Interim Financial Statements

(1)	Basis of Presentation

The accompanying financial statements and related notes of CDM Resource Management Predecessor present the financial position, results of operations and cash flows of the natural gas contract compression services business conducted by CDM Resource Management, Ltd., a Texas limited partnership (the “Predecessor”). These financial statements exclude the results of operations of the natural gas processing business conducted by the Predecessor’s wholly owned subsidiary, CDM MAX, LLC. For purposes of this presentation, CDM MAX LLC is viewed as an affiliate of the Predecessor.

These Predecessor financial statements are prepared in connection with the proposed initial public offering of limited partner interests in CDM Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), which was formed in May 2007.

Certain costs related to centralized corporate functions such as legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, taxes and other corporate services and the use of facilities that support these functions were allocated to CDM MAX, LLC and are not included in the Predecessor financials. The allocation methodologies vary based on the nature of the charge and include, among other things, revenue, employee headcount and net assets. The Predecessor’s management believes that the allocation methodologies used to allocate indirect costs to CDM MAX, LLC are reasonable.

The accompanying unaudited consolidated financial statements have been prepared by the Predecessor in accordance with the United States generally accepted accounting principles (“GAAP”) and include the accounts of the Predecessor. In the opinion of management, the accompanying unaudited financial statements contain all adjustments, which are of a normal recurring nature, necessary to present fairly the Predecessor’s financial position as of September 30, 2007 and results of operations and cash flows for the periods indicated. The results of the operations for the nine months ended September 30, 2007 are not necessarily indicative of the results for any other period or for the year as a whole. Additionally, pursuant to the rules and regulations of the Securities and Exchange Commission, certain information and footnote disclosures that are normally included in annual financial statements in accordance with GAAP have been omitted. Therefore, these financial statements should be read in conjunction with the Predecessor’s audited financial statements for the year ended December 31, 2006.

(2)	Summary of Significant Accounting Policies

(a)	Use of Accounting Estimates

The Predecessor is required to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. The Predecessor based its estimates on historical experience, available information and various other assumptions it believes to be reasonable under the circumstances. The Predecessor evaluates its estimates on an ongoing basis; however, actual results may differ from these estimates under different assumptions or conditions.

(b)	Advances to Affiliate

The advances to affiliate are related to funds advanced to the Predecessor’s wholly owned subsidiary, CDM MAX, LLC. The Predecessor charged CDM MAX, LLC interest on the average monthly balance of approximately $165,000 and $60,000 for the nine months ended September 30, 2006 and 2007, respectively. The monthly interest rate used was the same rate on the Predecessor’s credit facility, which ranged from 7.5% to 8.5% for the nine months ended September 30, 2006 and from 8.25 to 8.5% for the nine months ended September 30, 2007. On February 28, 2007, the Predecessor received repayment of the outstanding balance of $7.5 million, including $0.3 million of cumulatively accrued interest on those advances to CDM MAX, LLC.

CDM RESOURCE MANAGEMENT PREDECESSOR

Notes to Unaudited Condensed Interim Financial Statements — (Continued)

(c)	Income Taxes

The Predecessor is a partnership for income tax purposes and therefore has not been subject to federal income taxes or state income taxes, however, the Predecessor is subject to Texas Franchise tax, as described below. The income tax on the Predecessor’s net income is borne by the individual partners through the allocation to them of taxable income. Net income for financial statement purposes may differ significantly from taxable income for income tax purposes as a result of differences between the tax basis and financial reporting basis of assets and liabilities and the taxable income allocation requirements under the partnership agreement. The aggregate difference between the basis of net assets for financial and tax reporting purposes cannot be readily determined because information regarding each partner’s tax basis is not available to us.

The Predecessor accrued an estimated $0.3 million in franchise tax for the nine months ended September 30, 2007 as a result of the recently amended Texas franchise tax which is effective January 1, 2008 and is calculated based upon the calendar year 2007 operating results. This tax is reflected in our financials as an income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, which requires the classification of this tax as an income tax for reporting purposes.

(d)	Sales and Use Taxes

The Louisiana Department of Revenue Ruling 04-009 (released in December 2004) reversed the sales and use tax regime that had been in place in Louisiana relating to natural gas contract compression services and purported to make natural gas contract compression services subject to sales tax. The Predecessor does not believe that our services fall within the scope of this revenue ruling, but the Louisiana Department of Revenue on August 17, 2007 refused to address a letter ruling request the Predecessor submitted to obtain clarification of this matter. In light of the contradictory authority and to minimize future uncertainty and legal expense relating to this revenue ruling the Predecessor will begin collecting and remitting sales tax on our future services in Louisiana effective with invoices delivered in October 2007. Under either a sales tax or use tax regime, the Predecessor passes through these tax obligations to our customers; therefore the tax obligations and the changes resulting from the revenue ruling have little or no impact on our results of operations. The Predecessor has estimated the sales tax obligations associated with our services for the calendar years 2005, 2006 and 2007 for the State of Louisiana and each of its parishes in which the Predecessor operates and believes that the amount of use tax that we have previously paid will be replaced with sales tax obligations, which will indicate that the Predecessor has made an overpayment to the State of Louisiana and the applicable parishes. The Predecessor will request a refund from the State of Louisiana and the applicable parishes for such overpayment, but can not estimate the time period for receipt of any refunds.

In our arrangements with customers, the Predecessor has previously recorded a long-term accounts receivable related to use tax due from our customers. As the Predecessor determines that the applicable arrangements are subject to sales tax rather than use tax, the Predecessor will reverse this receivable due from our customers and instead record an accounts receivable due from the State of Louisiana and certain parishes for prior overpayment of use taxes. While the ultimate settlement of these amounts due will not be finalized until the Predecessor has finalized all returns with each of the parishes and the State of Louisiana, the change in our Louisiana sales and use tax remittances, and the related reclassifications of accounts receivable, are not expected to materially affect our financial position, liquidity or results of operations.

The Predecessor accounts for such taxes incurred on behalf of its customers and subsequently reimbursed on a net basis under Emerging Issues Task Force (“EITF”) 06-03, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement.” Receivables from customers and payables due to taxing authorities in connection with customer contracts are recorded in other accounts receivable and other accounts payable in the accompanying financial statements.

CDM RESOURCE MANAGEMENT PREDECESSOR

Notes to Unaudited Condensed Interim Financial Statements — (Continued)

(e)	Prior Period Adjustment

During the six months ended June 30, 2007, the Company incorrectly recorded a write-off of certain inventory components in the aggregate amount of $191,000. In addition, the Company presented its deferred costs associated with its pending equity offering totaling approximately $1,300,000 as of June 30, 2007 as a cash outflow from operating activities in its statement of cash flows as opposed to a more appropriate presentation as a cash outflow from financing activities. The Company adjusted both of these items during the nine months ended September 30, 2007.

(3)	Inventory

	December 31,	September 30,
	2006	2007
	(In thousands)

Components	$1,692	$1,610
Lubrication oil/coolants	685	946
Miscellaneous	193	184

Total	$2,570	$2,740

(4)	Debt

In December 2005 the Predecessor entered into a $100 million Asset Based Lending credit facility with JP Morgan Chase Bank, N.A. secured by all the assets of the Predecessor and containing fixed charge coverage and compression equipment utilization covenants. Under the credit facility, interest expense is added to the outstanding loan balance monthly as it accrues. The Predecessor utilized the proceeds from the initial draw from the credit facility to pay off loans and certain leases secured by compression equipment and to pay off the outstanding balance on a construction line of credit.

On August 29, 2006, the credit facility was increased to $200 million, on April 10, 2007 the credit facility was increased to $250 million and on September 6, 2007, the credit facility was increased to $300 million. On September 30, 2007, $31.7 million was available for borrowing under the credit facility. The interest rate on the credit facility was 8.25% at September 30, 2007.

The Predecessor obtained a waiver and executed Amendment No. 4 to its credit facility effective February 28, 2007 from its syndicated bank group, covering a breach of a negative covenant related to advances to its wholly-owned subsidiary, CDM MAX, LLC. This waiver covers the period from inception of the breach through February 28, 2007, which was also the date the breach was cured by repayment to the Predecessor of the funds advanced to CDM MAX, LLC.

(5)	Related Party Transaction

The Predecessor provided natural gas contract compression services to its affiliate CDM MAX, LLC, and recognized $1.3 million and $2.1 million of operating revenue for the nine month periods ended September 30, 2006 and 2007, respectively. The Predecessor also had trade accounts receivable balances from CDM MAX, LLC, of $0.2 million and $0.9 million as of December 31, 2006 and September 30, 2007, respectively.

The Predecessor is a party to a User Agreement with CW Services, LLC for use of a facility related to business development. CW Services, LLC is owned by five members of the Predecessor’s senior management. Payments to CW Services, LLC were $0.3 million and $0.3 million for the nine months ended September 30, 2006 and 2007, respectively.

CDM RESOURCE MANAGEMENT PREDECESSOR

Notes to Unaudited Condensed Interim Financial Statements — (Continued)

(6)	Subsequent Events

On October 12, 2007, the Predecessor sold three compression units out of its units under construction to a customer and received approximately $1.7 million in proceeds. A gain of approximately $47,000 was recognized on this sale.

(7)	Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” which became effective January 1, 2007. FIN No. 48 addressed the determination of how tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN No. 48, the Predecessor must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The adoption of FIN No. 48 is not expected to have a material effect on the Predecessor’s financial position or results of operations.

The Predecessor’s adoption of FIN No. 48 on January 1, 2007 did not result in a cumulative effect adjustment to “partners’ equity” on the Predecessor’s balance sheet. The Predecessor’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.